SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                               March 23, 2005
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Colorado                    0-16203                84-1060803
---------------               ----------         -------------------
   (State of                  Commission           (I.R.S. Employer
Incorporation)                File No.           Identification No.)



                  Suite 4300
                  370 17th Street
                  Denver, Colorado                        80202
           ------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)











ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 23, 2005, the Board of Directors of Delta Petroleum Corporation ("Delta" or the "Company") elected Kevin R. Collins to serve as a Director of Delta to fill a vacancy created by the resignation of John Keller as a member of the Board. The election of Mr. Collins was not a result of any arrangement or understanding between Mr. Collins and any other person. It is expected that Mr. Collins will be asked to serve on the Audit, Compensation and Nominating Committees of the Board of Directors; however, the actual committees on which he will serve have not yet been determined.

     Kevin R. Collins was most recently Executive Vice President and Chief Financial Officer of Evergreen Resources, Inc., having served in various management capacities with that company from 1995 until 2004. Evergreen Resources was acquired by Pioneer Natural Resources in September 2004. Mr. Collins became a Certified Public Accountant in 1983 and has over 13 years of public accounting experience. He has served as Vice President and a Board Member of the Colorado Oil and Gas Association, President of the Denver Chapter of the Institute of Management Accountants, Director of Pegasus Technologies, Inc. and Board Member and Chairman of the Finance Committee of Independent Petroleum Association of Mountain States. He received his B.S. degree in Business Administration and Accounting from the University of Arizona.

     Mr. Keller's resignation was due to his decision to resign from all of the corporate boards on which he serves and was not a result of any disagreement with the Company.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)



Date:  March 29, 2005                 By: /s/ Kevin K. Nanke
                                          ------------------------------
                                          Kevin K. Nanke, Treasurer
                                          and Chief Financial Officer